UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2011 (April 11, 2011)

THERAPY CELLS, INC.

(Exact name of registrant as specified in its charter)

Wyoming	5094	22-2935867
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation)	Classification Code Number)	Identification No.)

1810 East Sahara Avenue  #1454, Las Vegas, Nevada  89104, 877-861-0207

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

Matter #1 of 2: Name and Domicile Change

On April 11, 2011, pursuant to the bylaws of the corporation, and pursuant to New Jersey Statutes, shareholders representing a majority of the outstanding shares of the voting stock entitled to vote at a meeting of shareholders, did vote in lieu of such a meeting, to consent to, and approve of the reverse stock split, as resolved by the Board of Directors in a Written Consent to Action Without Meeting dated April 11, 2011. The text of the Board’s Resolution states:

RESOLVED, that the Company authorize and enact the following two corporate actions: (a) a change of state of incorporation and domicile from the state of New Jersey to the state of Wyoming; and (b) a change of the name of the Company from DIAMOND INFORMATION INSTITUTE, INC. to THERAPY CELLS, INC.; and be it further

RESOLVED, that the record date and time, and the effective date and time, of both corporate actions, be May 20, 2011, subject to FINRA’s publication date as announced by FINRA; and be it further

RESOLVED, that the Company’s President, Christopher Glover, send a conformed copy of this resolution to the Company’s transfer agent, Action Stock Transfer Corp.; and be it further

RESOLVED, that the directors of this Company are empowered and directed, in the name of and on behalf of the Company, to execute and sign this Resolution; and the officers and directors of the Company are empowered and directed in the name and on behalf of the Company to execute and deliver all documents, to make all payments, and to perform and otherwise act as necessary to carry out the purposes and intent of this Resolution, and all such acts and doings of the officers of the Company consistent with the purpose of this Resolution are hereby authorized, approved, ratified and confirmed in all respects.

Matter #2 of 2: Reverse Split of Issued and Outstanding Shares of Common Stock

On August 22, 2011, pursuant to the bylaws of the corporation, and pursuant to Wyoming Statutes 17 et seq., shareholders representing a majority of the outstanding shares of the voting stock entitled to vote at a meeting of shareholders, did vote in lieu of such a meeting, to consent to, and approve of the reverse stock split, as resolved by the Board of Directors in a Written Consent to Action Without Meeting dated August 22, 2011. The text of the Board’s Resolution states:

RESOLVED, that the Company authorize and enact a 1 for 1,500 reverse split of its shares of Common Stock (the “reverse stock split”); and be it further

RESOLVED, that the record date and time of the reverse stock split be Friday, September 16, 2011 at 6:00 p.m. PDT; and be it further

RESOLVED, that both the effective date and time, and payable date and time, of the reverse stock split be Monday, September 19, 2011 at 6:00 a.m. PDT; and be it further

RESOLVED, that if, as a result of the reverse stock split, any shareholder holds a non-whole number of shares, that the shareholder be issued an additional fraction of a share sufficient to increase the number of shares held by the shareholder to the next whole number of shares; and be it further

RESOLVED, that the Company’s President, Christopher Glover, send a conformed copy of this resolution to the Company’s transfer agent, Action Stock Transfer Corp.; and be it further

RESOLVED, that the reverse stock split will not in any way affect the stated par value or number of authorized shares or in any other way change, alter or otherwise amend the Company’s Articles of Incorporation in the state of Wyoming, and that therefore no amendment to the Articles of Incorporation is required; and be it further

RESOLVED, that the directors of this Company are empowered and directed, in the name of and on behalf of the Company, to execute and sign this Resolution; and the officers and directors of the Company are empowered and directed in the name and on behalf of the Company to execute and deliver all documents, to make all payments, and to perform and otherwise act as necessary to carry out the purposes and intent of this Resolution, and all such acts and doings of the officers of the Company consistent with the purpose of this Resolution are hereby authorized, approved, ratified and confirmed in all respects.

It should be noted that the record and effective dates for the reverse stock split are subject to change, as both corporate actions are subject to review by the Financial Industry Regulatory Authority (FINRA).

Filed as exhibits to this Form 8-K are the Board of Directors’ resolution and the Majority Shareholders’ Consent.

Exhibits

Exhibit 99.1

Board of Directors’ resolution regarding name and domicile change dated April 11, 2011

Exhibit 99.2

Majority Shareholders’ consent regarding name and domicile change dated April 11, 2011

Exhibit 99.3

Board of Directors’ resolution regarding reverse split of issued and outstanding shares of common stock dated August 22, 2011

Exhibit 99.4

Majority Shareholders’ consent regarding reverse split of issued and outstanding shares of common stock dated August 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAPY CELLS, INC.

Date: September 7, 2011

/s/ Christopher Glover

Christopher Glover

CEO

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